Exhibit 99.1

Milestone Pharmaceuticals Strengthens Board of Directors with Two New Appointments

Montreal and Charlotte, N.C., September 22, 2020 -- Milestone Pharmaceuticals Inc. (Nasdaq: MIST), a biopharmaceutical company focused on the development and commercialization of innovative cardiovascular medicines, today announced the appointment of Lisa Giles and Robert Wills to its Board of Directors, effective October 1, 2020. Ms. Giles will serve as a member of the Audit Committee of the Board and Dr. Wills will serve as a member of the Nominating & Corporate Governance Committee of the Board.

“On behalf of the entire Board of Directors, it is a pleasure to welcome Lisa and Rob, two highly accomplished industry veterans, to our team” said Joseph Oliveto, President and Chief Executive Officer of Milestone Pharmaceuticals. “Their collective experience across a range of diverse strategic roles will be highly instrumental as we continue to advance our Phase 3 program of etripamil for the treatment of paroxysmal supraventricular tachycardia, prepare for commercialization, and build out our pipeline. I look forward to working with them and leveraging their unique expertise.”

Ms. Giles brings to the Milestone Board of Directors over 35 years of experience in the pharmaceutical industry, including strategic planning, operations, and business development. She is the founder, managing director and Chief Executive Officer of Giles & Associates Consultancy, Inc. (GAC). From 2013 until 2020, Ms. Giles served as Chief Executive Officer of Optivara, Inc., a cloud-based software and predictive analytics company serving the life sciences industry. Prior to founding GAC and Optivara, Ms. Giles was the Vice President of Strategy Development at G.D. Searle Pharmaceutics, Monsanto; and held various leadership roles with Abbott Laboratories. She currently serves on the Board of Directors of GenMark Diagnostics, Inc. (Nasdaq: GNMK) and the Northwestern Memorial Hospital Foundation, and previously served as a member of the Board of Directors of Durata Therapeutics, Inc. (Nasdaq: DRTX) and Intranasal Therapeutics, Inc. She received her B.S. in Economics from Juniata College, and completed executive management programs at Stanford University and the University of Chicago.

Dr. Wills joins the Board with over 35 years of experience in the pharmaceutical industry, including preclinical and clinical research and development, business development, and strategic partnering. Prior to his retirement in 2015, Dr. Wills spent over 25 years in a variety of executive roles at Johnson & Johnson, most recently as Vice President, Alliance Management, where he was responsible for managing worldwide strategic alliances. Prior to Johnson & Johnson, he spent ten years in drug development roles at Hoffmann-La Roche Inc. Dr. Wills currently serves as Chairman of the Board of Directors of CymaBay Therapeutics, Inc. (Nasdaq: CBAY) and is on the Board of Directors of Oncternal Therapeutics, Inc. (Nasdaq: ONCT), Parion Sciences, Inc., and Go Therapeutics, Inc. He was previously a member of the Board of Directors of GTx, Inc., where he served as Executive Chairman and Chair of the Scientific and Development Committee. Dr. Wills holds a B.S. in Biochemistry and a M.S. in Pharmaceutics from the University of Wisconsin and a Ph.D. in Pharmaceutics from the University of Texas.

About Milestone Pharmaceuticals

Milestone Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of innovative cardiovascular medicines. Milestone Pharmaceuticals operates in Canada and the United States. For more information, visit www.milestonepharma.com and follow the Company on Twitter at @MilestonePharma.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate,", “continue” "estimate," “potential,”, “prepare”, "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Milestone's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding, Milestone’s future board members, Milestone’s ongoing clinical trials and Milestone’s preparations to commercialize etripamil for PSVT.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risks inherent in biopharmaceutical product development and clinical trials, including the lengthy and uncertain regulatory approval process, uncertainties related to the timing of initiation, enrollment, completion and evaluation of clinical trials, and whether the clinical trials will validate the safety and efficacy of etripamil for PSVT or other indications, among others, as well as risks related to pandemics and public health emergencies, including those related to COVID-19,  and risks related the sufficiency of Milestone’s capital resources and its ability to raise additional capital. These and other risks are set forth in Milestone's filings with the U.S. Securities and Exchange Commission, including in its quarterly report on Form 10-Q for the quarter ended June 30, 2020, under the caption "Risk Factors." Except as required by law, Milestone assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contact:

David Pitts
Argot Partners
212-600-1902
david@argotpartners.com